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                                                                 Exhibit 10.91

                          OPTION AND PROXY AGREEMENT

            OPTION AND PROXY AGREEMENT dated as of March 7, 1997, by and among Henry Schein, Inc., a Delaware corporation ("Parent"), and the persons listed on Schedule A hereto (collectively, the "Shareholders" and each a "Shareholder"), each a shareholder of Micro Bio-Medics, Inc. a New York corporation (the "Company"), as revised.

            Contemporaneously with the execution of this Agreement, the Company, Parent and HSI Acquisition Corp., a New York corporation and wholly-owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which it is contemplated that Sub will be merged with and into the Company (the "Merger") and the holders of the Company's Common Stock, par value $.03 per share (the "Company Common Stock"), will be entitled to receive shares of Parent's Common Stock, par value $.01 per share ("Parent Common Stock"), for such shares of Company Common Stock.

            Parent, as a condition to its willingness to enter into the Merger Agreement, has required the Shareholders to grant Parent an option and an irrevocable proxy with respect to all of the shares of Company Common Stock owned by the Shareholders (except as expressly noted below), together with any additional shares of Company Common Stock hereafter acquired by the Shareholders (pursuant to Section 10, by exercise of options or warrants, by conversion of debentures or otherwise and including any Additional Shares (as defined below) acquired by such Shareholder) (such specified number of shares, and any additional shares when and if acquired, being referred to as the "Shares") on the terms and conditions hereinafter set forth.

            The parties hereto agree as follows:

            1.    Grant of Option.

                  (a) Each Shareholder hereby grants to Parent an option (collectively, the "Options") to purchase all but not less than all of that Shareholder's Shares (exclusive of those Shares beneficially owned by Deane Reade that are currently held in pension plans and approximately 20,000 shares currently held in Deane Reade margin accounts subject to the terms thereof (the "Excluded Reade Shares"). Except as otherwise provided in Section 1(b), the consideration for the purchase of such Shareholder's Shares shall be the issuance to such Shareholder of the number of shares of Parent Common Stock that such Shareholder would have been entitled to receive by virtue of the Merger had the Effective Time (as defined in the Merger Agreement) occurred at the time of the exercise of the Options.

                  (b) Each Shareholder hereby agrees to exercise all options, warrants or other rights to acquire any Shares, and to convert or exchange any securities or other rights that are convertible into or exchangeable for Shares, whether now owned or hereafter acquired by

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such Shareholder (collectively, "Rights"), in connection with any exercise by
Parent of the Options in order to permit the acquisition by Parent of the Shares receivable upon such exercise, conversion or exchange (the "Additional Shares") pursuant to the exercise of the Options. To the extent that a Shareholder is obligated to pay any consideration in connection with the exercise, conversion or exchange of such Shareholder's Rights (the "Rights Consideration"), such Rights Consideration shall be paid in such form as is permitted under the Rights as Parent shall direct. If payment of the Rights Consideration is to be made in cash, Parent shall fund such payment; if payment of a Shareholder's Rights Consideration may be made by delivery of shares of Company Common Stock, at Parent's direction such Shareholder shall deliver that number of shares owned by him or her in payment (or partial payment, as the case may be) of the Rights. If any Right is to be exercised by means of a "cashless exercise," the Shareholder exercising such Right shall cause the net number of shares from such cashless exercise to be issued and delivered to Parent. In the event that Parent funds any Rights Consideration payment on behalf of any Shareholder (i) the number of shares of Parent Common Stock to be issued by Parent in respect of the Additional Shares that were acquired pursuant to the payment of such Rights Consideration shall be reduced by that number of shares (rounded to the nearest whole share) as is equal to the quotient obtained by dividing the aggregate amount of Rights Consideration so paid by Parent by the closing sales price of the Parent Common Stock on the last trading date prior to the exercise of the Options; and (ii) if the funding of the Rights Consideration payment on behalf of such Shareholder subjects such Shareholder to income tax in respect of such payment, the Parent shall pay to such Shareholder the amount of such income tax, provided such Shareholder shall cooperate with Parent (at Parent's expense) in disputing the imposition of such income tax; and provided further, that if Parent determines in good faith that there is a basis for disputing all or any amount of the income tax imposed, Parent shall be entitled to direct any such dispute, but shall indemnify the Executive against any additional income tax for which he or she may become liable as a result.

                  (c) Each Shareholder agrees not to acquire any Right that provides, whether contingent or otherwise, for any reduction in the amount of the Rights Consideration payable upon the exercise, conversion or exchange of such Right, whether or not such reduction is contingent or fixed as to occurrence or amount, and shall immediately decline in writing any such Right that may be granted to him or her.

            2. Exercise of Option. The Options, in each case, shall be exercisable, in whole, but not in part, by Parent as follows:

                  (a) If the Merger Agreement is terminated by Parent pursuant to Sections 9.1(d)(iii), 9.1(d)(iv) or 9.1(d)(v) of the Merger Agreement, or by the Company pursuant to Section 9.1(e)(iii) of the Merger Agreement, then Parent may exercise the Options at any time during the six month period beginning on the date of such termination, provided, however, that if the Company is the terminating party, Parent's right to exercise the Options shall commence on the earlier of Parent's receipt of notice of such termination and such time as knowledge of such termination becomes publicly available.


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                  (b) If (i) the Merger Agreement is terminated by Parent
pursuant to Sections 9.1(d)(i), 9.1(d)(ii) or 9.1(f) of the Merger Agreement, or by either Parent or the Company pursuant to Section 9.1(b), and the Company (or any of its Subsidiaries shall have, directly or indirectly, entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, as that term is defined in the Merger Agreement, within one year of such termination, then Parent may exercise the Options during the period beginning on the earlier of the date on which Parent first receives notice of the occurrence of the event triggering HSI's right to exercise the Options and the date on which such event becomes publicly known and (except as otherwise provided below) ending on the date three business days after the date that the Acquisition Transaction (or any successive Acquisition Transaction or any other Acquisition Transaction made in response thereto) occurs.

At any time when Parent wishes to exercise the Options, Parent shall give written notice (the "Notice") to the Shareholders specifying a place and a date not less than two nor more than 20 business days from the date of the Notice for the closing of such purchase (the "Closing"); provided, however, that such date may be extended to the extent necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and applicable regulations thereunder. The date on which the Parent gives the Notice shall be deemed to be the date on which the Options are exercised. Each Shareholder agrees to the use his or her reasonable best efforts (subject to any applicable fiduciary duties) to give Parent at least five business days prior written notice of the occurrence of any event triggering Parent's right to exercise the Options.

            3. Payment and delivery of Certificate(s). At the Closing hereunder:

                  (a) Parent will deliver to the Shareholders the shares of Parent Common Stock to be issued in consideration for the Shares being purchased upon exercise of the Options as provided in Section 1; and

                  (b) the Shareholders will deliver to Parent against receipt of the shares of Parent Common Stock as provided in Section 3(a), a certificate or certificates representing the number of Shares so purchased by Parent duly endorsed or with executed blank stock powers attached, in either event with signature guaranteed such that registered ownership of the Shares may be registered for transfer on the books of the Company.

            4. Irrevocable Proxy. Each Shareholder hereby irrevocably constitutes and appoints Parent or any designee of Parent the lawful agent, attorney and proxy of such Shareholder during the term of this Agreement, to vote all of his, her or its Shares (excluding the Excluded Reade Shares") and Additional Shares and, in the case of Bruce Haber, all shares of Company Common Stock owned by Andrew D. Stone that he has an irrevocable proxy to vote (the "Stone Shares") at any meeting or in connection with any written consent of the Company's shareholders (a) in favor of the Merger, (b) in favor of the Merger Agreement, as such may be modified or amended from time to time, (c) against any Acquisition Transaction (other than the Merger) or other merger, sale, or other business combination between the Company and any


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other person or entity or any other action which would make it impractical for
Parent to effect a merger or other business combination of the Company with Parent or Sub, and (d) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the Company's obligations under the Merger Agreement not being fulfilled. This proxy shall not authorize Parent to vote the Shares or the Stone Shares on any matters other than those specified above which may be presented to the Company's shareholders at any meeting or in connection with any written consent of the Company's shareholders. This power of attorney is irrevocable, is granted in consideration of Parent entering into the Merger Agreement and is coupled with an interest sufficient in law to support an irrevocable power. This appointment shall revoke all prior attorneys and proxies appointed by any Shareholder at any time with respect to the Shares or the Stone Shares and the matters set forth in clauses (a) through (d) above and no subsequent attorneys or proxies will be appointed by such Shareholder, or be effective, with respect thereto.

            5. Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to Parent as follows:

                  (a) Ownership of Shares and Rights. That Shareholder is the sole beneficial owner of the number of Rights set forth as being granted to that Shareholder on Schedule A. The Rights set forth opposite that Shareholder's name on Schedule A constitute all the Rights owned beneficially or of record by that Shareholder. The Shares owned by that Shareholder are validly issued, fully paid and nonassessable and such Shares (excluding the Excluded Reade Shares) and/or the Rights set forth opposite that Shareholder's name on Schedule A, are held by that Shareholder, or by a nominee or custodian for the benefit of that Shareholder, free and clear of all liens, claims, security interests, agreements and other encumbrances, except for encumbrances arising under this Agreement.

                  (b) Power; Binding Agreement. That Shareholder has the legal capacity to enter into and perform all of that Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by that Shareholder will not violate any other agreement to which that Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by that Shareholder and constitutes a valid and binding obligation of that Shareholder, enforceable against that Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity. If that Shareholder is married and that Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, that Shareholder's spouse, enforceable against that spouse in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity.


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                  (c) Consents and Approvals; No Violation. Neither the
execution and delivery of this Agreement by that Shareholder nor the consummation of the transactions contemplated by this Agreement will: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any person or entity or any governmental or regulatory authority, except in connection with the HSR Act or pursuant to the Securities Exchange Act of 1934; (ii) conflict with, result in a breach of, or result in a default (or give rise to a right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which that Shareholder is a party or by which that Shareholder or any of that Shareholder's assets may be bound; or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to that Shareholder or by which any of that Shareholder's assets are bound.

                  (d) Brokers. No broker, finder or other investment banker is entitled to any broker's, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of that Shareholder.

            6. Representations and Warranties of Parent. Parent represents and warrants to each Shareholder that:

                  (a) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate any other agreement to which Parent is a party. This Agreement has been duly and validly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity.

                  (b) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated by this Agreement will: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any person or entity or any governmental or regulatory authority, except in connection with the HSR Act or pursuant to the Securities Exchange Act of 1934;
(ii) conflict with, result in a breach of, or result in a default (or give rise to a right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or by which any of its assets are bound.

                  (c) Brokers. No broker, finder or other investment banker is entitled to any broker's, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of Parent.


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            7. Additional Covenants of the Shareholders. Each Shareholder hereby covenants and agrees that:

                  (a) that Shareholder will not enter into any transaction, take any action, or by inaction permit any event to occur that would (i) result in any of the representations or warranties of such Shareholder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event; or (ii) have the effect of preventing or disabling that Shareholder from performing that Shareholder's obligations under this Agreement;

                  (b) that Shareholder will not grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to such Shares; provided, however, that the Shareholders may grant proxies to third parties provided that such proxies are expressly made subject to the terms of this Agreement;

                  (c) until the termination of this Agreement, such Shareholder will at all times use his, her or its best efforts in his, her or its capacity as a shareholder of the Company to prevent the Company from taking any action in violation of the Merger Agreement;

                  (d) from and after the date hereof until the termination of this Agreement, other than under the circumstances contemplated by Section 10 hereof, the Shares will not be sold, transferred, pledged, hypothecated, transferred by gift, or otherwise disposed of in any manner whatsoever without notifying Parent in advance and obtaining and delivering to Parent any evidence that Parent may reasonably request to evidence the transferee's agreement to be bound by this Agreement; provided, however, that in the event of such Shareholder's death during the term of this Agreement, the Shares and Rights may be transferred in accordance with the Shareholder's last will and testament, or if none, in accordance with the applicable laws of intestate succession, in either of which cases, the Shares shall remain subject in all respects to the terms of this Agreement; and

                  (e) the Shareholder will execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Parent's or the Company's counsel, to evidence the irrevocable proxy granted in Section 4 with respect to the Shares or otherwise implement and effect the provisions of this Agreement.

            8. No Solicitation. No Shareholder shall, in that Shareholder's capacity as such, directly or indirectly, (a) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any Acquisition Transaction, (b) negotiate, explore or otherwise engage in discussion with any person (other than Parent and its representatives) with respect to any Acquisition Transaction, (c) agree to or endorse an Acquisition Transaction with any person (other than Parent or Sub) or any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, or (d)


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authorize or permit any person or entity acting on behalf of that Shareholder to do any of the foregoing. If any Shareholder receives any inquiry or proposal regarding any Acquisition Transaction, that Shareholder shall promptly inform Parent of that inquiry or proposal.

            9. Legending of Certificates; Nominee Shares. Each Shareholder agrees to submit to Parent contemporaneously with or promptly following execution of this Agreement (or promptly following receipt of any additional certificates representing any additional Shares) all certificates representing the Shares so that Parent may note thereon a legend referring to the option and proxy granted to it by this Agreement. If any of the Shares beneficially owned by a Shareholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to such Shares, "Nominee Shares"), the Shareholder agrees that, upon written notice by Parent requesting it, such Shareholder will within five days of the giving of such notice execute and deliver to Parent a limited power of attorney in such form as shall be reasonably satisfactory to Parent enabling Parent to require the Nominee to grant to Parent an option and irrevocable proxy to the same effect as Sections 1, 2 and 4 hereof with respect to the Nominee Shares held by such Nominee and to submit to Parent the certificates representing such Nominee Shares for notation of the above-referenced legend thereon.

            10. Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

            11. Shareholder Capacity. No person executing this Agreement who is or becomes during the term of this Agreement a director of the Company makes any agreement in his or her capacity as a director. Each Shareholder is executing and delivering this Agreement solely in that Shareholder's capacity as the record and beneficial owner of that Shareholder's Shares. Notwithstanding anything to the contrary in this Agreement, no action or inaction by a Shareholder in his capacity as a director, officer, or employee of the Company shall be deemed to contravene Section 8, as long as the action or inaction does not contravene Section 7.2 of the Merger Agreement.

            12. Termination. This Agreement shall terminate on the earlier of
(i) the Effective Time of the Merger, (ii) the termination of the last period of time during which Parent could have exercised the Options pursuant to Section 2; provided, however, that the appointment of Parent or any designee of Parent as agent, attorney and proxy pursuant to Section 4 hereof, and any proxy or other instrument executed pursuant thereto, shall in any event automatically terminate upon the termination of the Merger Agreement. Notwithstanding the foregoing, in the event that Parent is at any time prohibited from exercising the Options as a result of any actions by the Federal Trade Commission or the Department of Justice in connection with the HSR Act, then this Agreement shall not terminate until (i) the earlier of 30 days from the date such prohibition is removed by the Federal Trade Commission or the Department of Justice, or (ii) six months after the date Parent's right to exercise the Options would otherwise have terminated.


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            13. Miscellaneous.

                  (a) No Waiver. The failure of any party to exercise any right, power or remedy under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with that party's obligations under this Agreement, shall not constitute a waiver of any right to exercise any such or other right, power or remedy or to demand such compliance.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

      (i)   If to Parent, to:

                  Henry Schein, Inc.
                  135 Duryea Road
                  Melville, New York  11747
                  Attn:  Mark E. Mlotek, Esq.

            with a copy to:

                  Proskauer Rose Goetz & Mendelsohn LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention:  Robert A. Cantone, Esq.


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      (ii)  if to a Shareholder, to:

                  c/o Bruce J. Haber
                  Micro Bio-Medics, Inc.
                  846 Pelham Manor
                  New York, NY  10803

            with a copy to:

            Otterbourg, Steindler, Houston & Rosen
            230 Park Avenue
            New York, New York 10169
            Fax:  (212) 682-6104
            Attention:  Donald N. Gellert, Esq.


                  (c) Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in way the meaning or interpretation of this Agreement. References in this Agreement to Sections and Schedules mean a Section or Schedule of this Agreement unless otherwise indicated. The terms "beneficially own" and "beneficial owner" with respect to any securities shall have the same meaning as in, and shall be determined in accordance with, Rule 13d-3 under the Securities Exchange Act of 1934.

                  (d) Entire Agreement; Assignment. This Agreement (including the schedule and other documents and instruments referred to herein), together with the Merger Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. Except as otherwise expressly provided herein, this Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

                  (e) Liability After Transfer. Each Shareholder agrees that, notwithstanding any transfer of that Shareholder's Shares in accordance with
Section 7(d), that Shareholder shall remain liable for his or her performance of all obligations under this Agreement.

                  (f)   Injunctive Relief; Remedies Cumulative.

                        (i) Parent, on the one hand, and the Shareholders, on the other hand, acknowledge that the other party will be irreparably harmed and that there will be no


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adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                        (ii) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of laws.

                  (h) Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                        THE SHAREHOLDERS:


                                        -----------------------------
                                        BRUCE J. HABER


                                        -----------------------------
                                        MARVIN S. CALIGOR


                                        -----------------------------
                                        RENEE STEINBERG


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                                        -----------------------------
                                        K. DEANE READE, Jr.



                                        HENRY SCHEIN, INC.


                                        By:
                                        ------------------------------
                                             Authorized Officer


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